Exhibit 10.2

SCHEDULE A

APA Corporation

Stock Option Award Agreement

GRANT NOTICE

Participant Name:	[Name]

Company:	APA Corporation

Notice:	A summary of the terms of your grant of an option to purchase Shares (“Option”) is set out in this notice (the “Grant Notice”) but subject always to the terms of the APA Corporation 2016 Omnibus Compensation Plan, as amended (the “Plan”) and the Stock Option Award Agreement (the “Agreement”). In the event of any inconsistency between the terms of this Grant Notice and the terms of the Plan and the Agreement, the terms of the Plan and the Agreement shall prevail.

You have been granted an Option to purchase Shares in accordance with the terms of the Plan and the Agreement.

Details of the Option are provided to you in this Grant Notice and maintained on your account at netbenefits.fidelity.com.

Type of Award:	Non-Qualified Stock Option

Stock:	The $0.625 par value common stock of the Company or as otherwise defined in the Plan.

Grant:	Option Price per Share: $[AMOUNT]

Number of Shares subject to the Option: [NUMBER] Shares

Grant Date:	[Date]

Exercisability:	Subject to the terms of the Plan and the Agreement, your Option may be exercised on and after the vesting dates indicated below as to the percentage of Shares subject to your Option set forth below opposite each such date, plus any Shares as to which your Option could have been exercised previously but was not so exercised.

Vesting Date	Option Shares Vested
First anniversary of the Grant Date	1/3
Second anniversary of the Grant Date	Additional 1/3
Third anniversary of the Grant Date	Additional 1/3

Except as explained below, upon a termination of your employment with the Company or the Affiliates, your vesting period will expire and the Option, to the extent vested and exercisable at such termination date, will be exercisable during the three-month period following your termination (a one-year period if your termination is due to a qualifying disability). However, if your employment is terminated by the Company or an Affiliate for Cause, then any portion of the Option that has not been exercised as of such termination date will immediately terminate and be forfeited.

Notwithstanding the foregoing, if your termination of employment from the Company or the Affiliates occurs by reason of your Retirement:

(A) after attaining age 60, the Option, to the extent vested and exercisable at such Retirement date, will be exercisable until the earlier to occur of (1) the third anniversary of such Retirement date or (2) the Expiration Date; or

(B) after attaining age 55 and a certain combination of age and Years of Service as set forth in the Matrix in Exhibit A attached hereto, (1) you will be deemed to continue to be employed for purposes of vesting in this Option and you will continue to vest over the Vesting Period in a specified percentage of the Shares in which you will continue to vest after Retirement and (2) to the extent vested and exercisable on or after such Retirement date, this Option will be exercisable for the number of Shares vested for purchase under this Option until the Expiration Date of this Option;

provided, in each case, that you meet the Retirement conditions set forth in section 5 of the Agreement.

Upon your death during the Vesting Period (or during the period that you continue to vest in connection with your Retirement as described above), your Option will become immediately fully exercisable by your designated beneficiary, legal representatives, heirs, or legatees, as applicable, in accordance with the terms of the Plan and the Agreement. You can name a beneficiary on a form approved by the Committee.

Vesting is accelerated to 100% upon your Involuntary Termination or Voluntary Termination with Cause occurring on or after a Change of Control during the Vesting Period. Vesting of your Option is accelerated to 100% upon the occurrence of a Change of Control if you are continuing to vest in your Option following your termination by reason of Retirement as described above.

Expiration Date:	Your Option will expire ten years from the Grant Date, subject to earlier termination as set forth in the Plan and the Agreement.

Acceptance:	Please complete the on-line grant acceptance as promptly as possible to accept or reject your Option. You can access this through your account at netbenefits.fidelity.com. By accepting your Option, you will have agreed to the terms and conditions set forth in the Agreement, including, but not limited to, the non-compete and non-disparagement provisions set forth in sections 5 and 6 of the Agreement, and the terms and conditions of the Plan. If you do not accept your grant, your Option will not vest and you will be unable to exercise your Option.

APA Corporation

Stock Option Award Agreement

This Stock Option Award Agreement (this “Agreement”), dated as of the Grant Date set forth in the Grant Notice, is made between APA Corporation (together with its Affiliates, the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

In this Agreement and the Grant Notice, unless the context otherwise requires, words and expressions shall have the meanings given to them in the Plan except as herein defined.

Definitions

“Disability” or “Disabled” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Participant agrees that a final and binding determination of “Disability” will be made by the Company’s representative under the Company’s group long-term disability plan or any successor thereto or, if there is no such representative and there is a dispute as to the determination of “Disability,” it will be decided in a court of law in Harris County, Texas.

“Grant Notice” means the separate notice, attached as Schedule A hereto, given to the Participant specifying the number of Shares underlying the Option granted to the Participant (the “Grant”).

“Involuntary Termination” means the termination of employment of the Participant by the Company or its successor or an applicable Affiliate for any reason on or after a Change of Control; provided, that the termination does not result from an act of the Participant that (a) constitutes common-law fraud, a felony, or a gross malfeasance of duty and (b) is materially detrimental to the best interests of the Company or its successor; provided that, notwithstanding anything else in this Agreement to the contrary, an Involuntary Termination shall not be deemed to occur solely because a Participant transfers employment from the Company to an Affiliate, from an Affiliate to the Company, or from one Affiliate to another Affiliate.

“Plan” means the APA Corporation 2016 Omnibus Compensation Plan, as amended.

“Retirement” means, with respect to a Participant and for purposes of this Agreement, the date the Participant terminates employment with the Company after (a) attaining age 60 or (b) attaining age 55 and a certain combination of age and Years of Service set forth in the Matrix in Exhibit A attached hereto.

“Years of Service” means the total number of months from the Participant’s date of hire by the Company or the Affiliates to the date of termination of employment, plus any months required to be recognized under an appropriate acquisition agreement, divided by 12.

“Voluntary Termination with Cause” occurs upon a Participant’s separation from service of his or her own volition and one or more of the following conditions occurs without the Participant’s consent on or after a Change of Control:

(a)	There is a material diminution in the Participant’s base compensation, compared to his or her rate of base compensation on the date of the Change of Control.

(b)	There is a material diminution in the Participant’s authority, duties, or responsibilities.

(c)

There is a material diminution in the authority, duties, or responsibilities of the Participant’s supervisor, such as a requirement that the Participant (or his or her supervisor) report to a corporate officer or employee instead of reporting directly to the board of directors.

(d)	There is a material diminution in the budget over which the Participant retains authority.

(e)

There is a material change in the geographic location at which the Participant must perform his or her service, including, for example the assignment of the Participant to a regular workplace that is more than 50 miles from his or her regular workplace on the date of the Change of Control.

The Participant must notify the Company of the existence of one or more adverse conditions specified in clauses (a) through (e) above within 90 days of the initial existence of the adverse condition. The notice must be provided in writing to the Company or its successor, attention: Head of Human Resources. The notice may be provided by personal delivery or it may be sent by email, inter-office mail, regular mail (including certified), fax, or any similar method. The Company’s Head of Human Resources or his or her delegate shall acknowledge receipt of the notice within 5 business days; the acknowledgement shall be sent to the Participant by certified mail. Notwithstanding the foregoing provisions of this definition, if the Company remedies the adverse condition within 30 days of being notified of the adverse condition, no Voluntary Termination with Cause shall occur.

Terms

1.

Grant of the Option. Subject to the provisions of this Agreement and the provisions of the Plan and Grant Notice, the Company hereby grants to the Participant, pursuant to the Plan, the right and option (the “Option”) to purchase all or any part of the number of shares of $0.625 par value common stock of the Company (“Shares”) set forth in the Grant Notice at the Option Price per Share and on the other terms as set forth in the Grant Notice. The Option is intended to be a Non-Qualified Stock Option.

2.

Exercisability of the Option. The Option shall vest and become exercisable in accordance with the exercisability schedule and other terms set forth in the Grant Notice. The Option shall terminate on the Expiration Date (the “Expiration Date”) set forth in the Grant Notice, subject to earlier termination as set forth in the Plan and this Agreement.

3.	Method of Exercise of the Option.

(a)

The Participant may exercise the Option, to the extent then exercisable, by contacting Fidelity, the Plan’s Administrative Agent, at netbenefits.fidelity.com or calling 1-800-544-9354, specifying the number of Shares with respect to which such Option is being exercised.

(b)

At the time the Participant exercises the Option, the Participant shall pay the Option Price of the Shares as to which the Option is being exercised to the Company, subject to such terms, conditions, and limitations as the Committee may prescribe: (i) in cash, including the wire transfer of funds in U.S. dollars to Fidelity; (ii) by personal, certified, or cashier’s check payable in U.S. dollars sent or delivered to Fidelity; (iii) by delivery to Fidelity of certificates representing a number of Shares then owned by the Participant having an aggregate Fair Market Value at the Exercise Date equal to the aggregate Option Price; (iv) by certification or attestation to Fidelity of the Participant’s ownership as of the Exercise Date of a number of Shares having an aggregate Fair Market Value at the Exercise Date not greater than the aggregate Option Price; (v) by delivery to Fidelity of a properly executed written notice of exercise together with irrevocable instructions to a broker to promptly deliver to the Company, by wire transfer or check as provided in clause (i) or (ii) of this section 3(b), the amount of the proceeds of the sale of all or a portion of the Shares as to which the Option is so exercised or of a loan from the broker to the Participant necessary to pay the aggregate Option Price; or (vi) by a combination of the consideration provided for in the foregoing clauses (i), (ii), (iii), (iv), and (v).

(c)

The Company’s obligation to deliver the Shares to which the Participant is entitled upon exercise of the Option is conditioned on payment in full to the Company of the aggregate Option Price of those Shares and the required tax withholding related to such exercise.

4.

Termination. The Option shall terminate upon termination of the Participant’s employment with the Company and the Affiliates for any reason, and no Shares may thereafter be purchased under the Option except as provided below. Notwithstanding anything contained in this Agreement, the Option shall not be exercised after the Expiration Date.

(a)

Termination by Company or Affiliate without Cause or by Participant. If such termination of the Participant’s employment is by the Company or an Affiliate without Cause or by the Participant other than under circumstances described in paragraph (b), (c), (d), or (e) of this section 4, the Option, to the extent exercisable as of the date of such termination, shall thereafter be exercisable for a period of three months from the date of such termination.

(b)

Death and Disability. If such termination of the Participant’s employment is due to the Participant’s death (regardless of whether the Participant has accepted the Grant) or Disability, the Option, and 100% of the Shares subject to the Option, shall thereafter be exercisable until the earlier to occur of (i) the first anniversary of the date of such termination or (ii) the Expiration Date.

(c)

Retirement. If the Participant leaves the employment of the Company and the Affiliates by reason of Retirement, such Participant shall be entitled to continue exercising or continue vesting, as applicable, but only if such Participant satisfies the applicable Retirement conditions set forth in section 5 below (except in the case of death).

(d)

Termination for Cause. If the Participant’s employment is terminated by the Company or an Affiliate for Cause, as defined in Section 11.2 of the Plan, then the portion of the Option that has not been exercised shall immediately terminate.

(e)

Change of Control. In the event of a Participant’s Involuntary Termination or Voluntary Termination with Cause occurring on or after a Change of Control that occurs during the Vesting Period (or during the Continued Vesting and Exercise Period, if any, under section 5(b) below), the Participant shall become 100% vested in the unvested Options granted to the Participant pursuant to the Grant Notice as of the date of such Involuntary Termination or Voluntary Termination with Cause (or if accelerated vesting is due to the application of the Continued Vesting and Exercise Period under section 5(b) below, the date of the Change of Control), and all such newly vested Options shall thereafter be fully exercisable as of such date.

5.	Conditions to Post-Retirement Exercise or Vesting.

(a)

Additional Exercise Period. If the Participant has attained age 60 and such Participant terminates employment with the Company and the Affiliates by reason of Retirement, it is agreed by the Company and the Participant that any Options granted to the Participant pursuant to the Grant Notice, to the extent vested and exercisable at such Retirement date, shall thereafter be exercisable for all or any portion of the full number of Shares available for purchase under the Option until the earlier to occur of (1) the third anniversary of the date of such Retirement or (2) the Expiration Date (the “Additional Exercise Period”).

(b)

Continued Vesting and Exercise Period. If the Participant has attained age 55 and a certain combination of age and Years of Service set forth in the Matrix in Exhibit A attached hereto and terminates employment with the Company and the Affiliates by reason of Retirement, it is agreed by the Company and the Participant that, subject to the provisions of this section 5(b) and section 5(c), (i) such Participant shall continue to vest in the specified percentage of the unvested Options set forth in Exhibit A for the combination of age and Years of Service attained by such Participant as of his or her Retirement under the Matrix set forth in Exhibit A following the date of his or her termination by reason of Retirement as if the Participant continued in employment, provided that the Grant Date of the unvested Options is prior to such termination date in an amount of time which allows the Participant to provide the written notice as follows and the Participant has provided advance written notice not before three (3) months following the Grant Date and not less than the number of months prior to such termination date as set forth in the schedule below to the Company’s Head of Human Resources or his or her delegate, and to his or her direct manager, regarding the Participant’s intent to terminate employment for reason of Retirement and (ii) to the extent vested and exercisable on or after the date of his or her termination by reason of Retirement, such Participant may exercise Options for all or any portion of the full number of Shares available for purchase under the Option until the Expiration Date of such Option (the period after Retirement being the “Continued Vesting and Exercise Period”); provided, however, a Participant who is at least age 55 and attained the necessary combination of age and Years of Service under the Matrix set forth in Exhibit A for Retirement need not provide such advance written notice of his or her intent to terminate employment by reason of Retirement if the Company elects to require such Participant to, or (as part of a reduction in force or otherwise in writing in exchange for a written release) offers such Participant the opportunity to, terminate employment with the Company by reason of Retirement.

Age	Advance Written Notice
65 or older	3 months
between (and including) 55 and 64	6 months

(c)

Restrictions. In consideration of the benefit provided under paragraph (a) or (b) above, as applicable, it is agreed by the Company and the Participant that, during the Additional Exercise Period or the Continued Vesting and Exercise Period, as applicable, the Participant shall comply with the following restrictions.

(i)

No Competitive Business. The Participant shall refrain from becoming employed by, or consulting with, or becoming substantially involved in the business of, any business that competes with the Company or its Affiliate in the business of exploration or production of oil or natural gas wherever from time to time conducted throughout the world (a “Competitive Business”) and Participant shall provide to the Company, upon Company’s request, (x) a written certification, in a form provided by or satisfactory to the Company, as to Participant’s compliance with the forgoing conditions and/or (y) his/her U.S. Individual Income Tax Return for any return filed by the Participant which relates to any time during the Additional Exercise Period or the Continued Vesting and Exercise Period, as applicable, to allow the Company to verify that Participant has complied with the foregoing conditions; provided, that the Participant may purchase and hold for investment purposes less than five percent (5%) of the shares of any Competitive Business whose shares are regularly traded on a national securities exchange or inter-dealer quotation system, and provided further, that the Participant may provide services solely as a director of any Competitive Business whose shares are regularly traded on a national securities exchange or inter-dealer quotation system if, during the Additional Exercise Period or the Continued Vesting and Exercise Period, as applicable, (i) the Participant only attends board and board committee meetings, votes on recommendations of management, and discharges his/her fiduciary obligations under the law and (ii) the Participant is not involved in, and does not advise or consult on, the marketing, government relations, customer relations, or the day-to-day management, supervision, or operations of such Competitive Business.

(ii)

Non-Disparagement. The Participant shall refrain from making, or causing or assisting any other person to make, any oral or written communication to any third party about the Company, any Affiliate and/or any of the employees, officers, or directors of the Company or any Affiliate which impugns or attacks, or is otherwise critical of, the reputation, business, or character of such entity or person; or that discloses private or confidential information about their business affairs; or that constitutes an intrusion into their seclusion or private lives; or that gives rise to unreasonable publicity about their private lives; or that places them in a false light before the public; or that constitutes a misappropriation of their name or likeness.

(d)

Failure to Comply and Future Awards. Notwithstanding the foregoing provisions of this section 5 of the Agreement, (i) in the event that the Participant fails to satisfy any of the conditions set forth in paragraphs (a), (b), and/or (c) above, the Participant shall not be entitled to exercise or vest in any unexercised or unvested Options after the date of Retirement and the unexercised or unvested Options subject to this Agreement shall be forfeited and (ii) the Participant shall not have any right to continue to vest upon Retirement in any future awards granted under the Plan once the Participant provides the notice of Retirement as set forth in paragraph (b) above.

6.

Prohibited Activity. In consideration for this Grant and except as permitted under section 5(c)(i) above, the Participant agrees not to engage in any Prohibited Activity while employed by the Company or within three years after the date of the Participant’s termination of employment. A “Prohibited Activity” will be deemed to have occurred, as determined by the Committee in its sole and absolute discretion, if any of the following occur.

(a)

Disclosure of Confidential Information. The Participant divulges any non-public, confidential or proprietary information of the Company, but excluding information that (i) becomes generally available to the public other than as a result of the Participant’s public use, disclosure, or fault or (ii) becomes available to the Participant on a non-confidential basis after the Participant’s employment termination date from a source other than the Company prior to the public use or disclosure by the Participant, provided that such source is not bound by a confidentiality agreement or otherwise prohibited from transmitting the information by contractual, legal, or fiduciary obligation.

(b)

Competitive Business. The Participant, directly or indirectly, consults with or becomes affiliated with, participates or engages in, or becomes employed by any business that is competitive with the Company, wherever from time to time conducted throughout the world, including situations where the Participant solicits or participates in or assists in any way in the solicitation or recruitment, directly or indirectly, of any employees of the Company.

(c)

Disparagement. The Participant engages in publishing any oral or written statements about the Company, and/or any of its directors, officers, or employees that are disparaging, slanderous, libelous, or defamatory; or that disclose private or confidential information about their business affairs; or that constitute an intrusion into their seclusion or private lives; or that give rise to unreasonable publicity about their private lives; or that place them in a false light before the public; or that constitute a misappropriation of their name or likeness.

7.

Non-Transferability of the Option. The Option shall not be transferable otherwise than by testamentary will or the laws of descent and distribution, or in accordance with a valid beneficiary designation on a form approved by the Committee, and is exercisable, during the lifetime of the Optionee, only by him or her, subject to the conditions and exceptions set forth in Section 15.2 of the Plan.

8.

Taxes and Withholdings. At the time of receipt of Shares upon the exercise of all or any part of the Option, the Participant shall pay to the Company in cash (or make other arrangements, in accordance with Section 12 of the Plan, for the satisfaction of) any taxes of any kind and social security payments due or potentially payable or required to be withheld with respect to such Shares; provided, however, that pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, the Participant may elect to satisfy, in whole or in part, such withholding obligations by (a) directing Fidelity, as the Plan’s Administrative Agent, to withhold Shares otherwise issuable to the Participant upon exercise of the Option; (b) certification or attestation to Fidelity of the Participant’s ownership, as of the Exercise Date, of a number of Shares having an aggregate Fair Market Value as of the Exercise Date not greater than such tax and other obligations; and/or (c) delivery to Fidelity of a number of

Shares then owned by the Participant having an aggregate Fair Market Value as of the Exercise Date not greater than such tax and other obligations. Any such election made by the Participant must be (i) made on or prior to the applicable Exercise Date and (ii) irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

9.

No Rights as a Shareholder. Neither the Participant nor any other person shall become the beneficial owner of the Shares subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until the Participant has actually received such Shares following the exercise of the Option in accordance with the terms of the Plan and this Agreement.

10.

No Right to Continued Employment. Neither the Option nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employment or service of the Company for any period, nor restrict in any way the right of the Company, which right is hereby expressly reserved, to terminate the Participant’s employment or service at any time for any reason or no reason. The Participant acknowledges and agrees that any right to exercise the Option is earned only by continuing as an employee of the Company at the will of the Company, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Option, or acquiring Shares hereunder.

11.

The Plan. In consideration for this Grant, the Participant agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. Unless defined herein, capitalized terms are used herein as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet and the Fidelity website (netbenefits.fidelity.com). A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 2000 W. Sam Houston Pkwy S., Suite 200, Houston, Texas 77042, Attention: Corporate Secretary.

12.	Compliance with Laws and Regulations.

(a)

Applicable Laws, Listing, and Registration. The Option and any obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable laws, rules, and regulations and (ii) any registration, qualification, approvals, or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration, or qualification of Shares upon any national securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent, or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b)

Rule 144 Compliance. It is intended that the issuance of the Shares received upon the exercise of the Option shall have been registered under the Securities Act of 1933, as amended (“Securities Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c)

If Registration Statement Not Effective. If at the time of exercise of all or part of the Option, a registration statement with respect to the issuance of the Shares is not effective under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

13.

Notices. Unless otherwise provided in this Agreement, all notices by the Participant or the Participant’s assignees shall be addressed to the Administrative Agent, Fidelity, through the Participant’s account at netbenefits.fidelity.com, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

14.

Other Plans. The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

15.

Terms of Employment. The Plan is a discretionary plan. The Participant hereby acknowledges that neither the Plan nor this Agreement forms part of the Participant’s terms of employment and nothing in the Plan may be construed as imposing on the Company or any Affiliate a contractual obligation to offer participation in the Plan to any employee of the Company or any Affiliate. The Company or any Affiliate is under no obligation to grant further Options or Shares to any Participant under the Plan. The Participant hereby acknowledges that if the Participant ceases to be an employee of the Company or any Affiliate for any reason or no reason, the Participant shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Participant for the loss of any rights under this Agreement or the Plan.

16.

Data Protection. By accepting this Agreement (whether by electronic means or otherwise), the Participant hereby consents to the holding and processing of personal data provided by the Participant to the Company for all purposes necessary for the operation of the Plan. These include, but are not limited to:

(a)	administering and maintaining Participant records;

(b)	providing information to any registrars, brokers, or third-party administrators of the Plan; and

(c)	providing information to future purchasers of the Company or the business in which the Participant works.

17.

Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

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Exhibit A